SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation.

On December 12, 2012, Moog Inc. (the “Company”) announced that a notice of redemption is being issued to the holders of the Company’s 6¼% senior subordinated notes (the “Notes”) due in 2015, to call and retire all of the outstanding Notes. The Notes, which are in the aggregate principal amount of $200 million, will be repurchased at par on January 15, 2013 pursuant to an early redemption right. Interest will be paid on the Notes through the redemption date. The trustee for the Notes is The Bank of New York Mellon. The Notes will be redeemed using proceeds drawn from the Company’s U.S. revolving credit facility.

A copy of the press release announcing the foregoing is included as exhibit 99.1 of this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: December 12, 2012	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated December 12, 2012.